Exhibit 99.1

For Immediate Release

Beasley Broadcast Group Prices Upsized Notes Offering

NAPLES, Florida, January 21, 2021 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (the “Company”), a multi-platform media company, today announced that its wholly owned subsidiary, Beasley Mezzanine Holdings, LLC (the “Issuer”), priced its offering of $300.0 million in aggregate principal amount of 8.625% Senior Secured Notes due 2026 (the “Notes”). The size of the offering was increased by $20.0 million from the previously announced offering size of $280.0 million. The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in compliance with Regulation S under the Securities Act.

The Notes are expected to be fully and unconditionally guaranteed by the Company and each of the Company’s existing domestic majority owned subsidiaries and certain future material domestic majority owned subsidiaries on a senior secured first-priority basis, subject to certain exceptions, limitations and permitted liens. The Issuer expects to use the net proceeds of this offering to repay in full existing indebtedness under the Company’s senior secured credit facilities and certain other indebtedness, with remaining proceeds to be added to the Issuer’s balance sheet and used for general corporate purposes. The Notes offering is expected to close on February 2, 2021, subject to customary conditions.

The Notes and related guarantees will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Beasley Broadcast Group

Celebrating its 60th anniversary this year, the Company was founded in 1961 by George G. Beasley, who remains the Company’s Chairman of the Board. The Company owns and operates 63 stations (47 FM and 16 AM) in 15 large- and mid-size markets in the United States. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. The Company recently acquired a majority interest in the Overwatch League’s Houston Outlaws esports team and owns BeasleyXP, a national esports content hub.

Contact

Beasley Broadcast Group

(239) 263-5000

email@bbgi.com

Joseph Jaffoni, JCIR

(212) 835-8500

bbgi@jcir.com

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expected” or “expects” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the Notes offering. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including its potential effects on the economic environment and the Company’s results of operations, liquidity and financial condition, and the increased risk of impairments of the Company’s Federal Communications Commission licenses and/or goodwill, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic;

•	external economic forces that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends, including restrictions on the ability to pay dividends;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.